DRYDEN MUNICIPAL SERIES FUND
(formerly known as Prudential Municipal Series Fund)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                  October 25, 2004





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:	Dryden Municipal Series Fund
         	(formerly known as Prudential Municipal Series Fund)
         File No.:  811-4023


Ladies and Gentlemen:

         Please find enclosed the following items:
1) the Annual Report on Form N-SAR for the Fund for the fiscal year ended August 31, 2004 and
(2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                  Very truly yours,


                                                /s/Deborah A. Docs
                                                   Deborah A. Docs
                                                         Secretary



Enclosures




         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 25th day of October, 2004.




DRYDEN MUNICIPAL SERIES FUND
(formerly known as Prudential Municipal Series Fund)






Witness:/s/Deborah A. Docs			By:/s/Grace C. Torres
            Deborah A. Docs			      Grace C. Torres
            Secretary			      Treasurer and Principal
          Financial and Accounting
 Officer























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